Prudential  Government Income Fund, Inc.
F/K/A Dryden Government Income Fund, Inc.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


						May 24, 2010

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Rule 24f-2 Notice for Prudential Government Income Fund, Inc.
        File Nos. 002-82976 and 811-03712



	On behalf of the Prudential Government Income Fund, Inc. enclosed for fiing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice.This document has been filed using the EDGAR system.
Should you have any questions,please contact me at (973) 367-1220.



Very truly yours,
      Sadiq M. Peshimam
      Assitant Treasurer